Exhibit 21.1

CalAtlantic Group, Inc.
Subsidiaries

Entity Name	State of Incorporation	Doing Business As
BMR Communities, LLC	California
BMR Construction, Inc.	Delaware
CalAtlantic Homes of Arizona, Inc.	Delaware	Standard Pacific Homes, Ryland Homes, CalAtlantic Homes
CalAtlantic Homes of Indiana, Inc.	Delaware	CalAtlantic Homes, Ryland Homes
CalAtlantic Homes of Texas, Inc.	Delaware	CalAtlantic Homes, Ryland Homes, Standard Pacific Homes, Streetman Homes
CalAtlantic Mortgage, Inc.	California
CalAtlantic Title Charleston, LLC	South Carolina
CalAtlantic Title of Maryland, Inc.	Maryland
CalAtlantic Title, Inc.	Maryland	CalAtlantic Abstract, Inc.
Camarillo Village Park, LLC	California
CAP IL 1, LLC	Delaware
Columbia National Risk Retention Group, Inc.	Vermont
Cornerstone Title Insurance Company	Vermont
Faria Preserve, LLC	Delaware
Franklin Station Utilities, LLC	Maryland
Harbor Highlands Group, LLC	California
Hilltop Residential, Ltd.	Florida
HSP Arizona, Inc.	Delaware	Standard Pacific Homes, CalAtlantic Homes
HWB Construction, Inc.	Delaware
HWB Investments, Inc.	Delaware
Lagoon Valley Residential, LLC	California
LB/L – Duc III Antioch 330, LLC	Delaware
Menifee Development, LLC	California
New Village Realty, LLC	Arizona
Patuxent Infrastructure, Inc.	Delaware
Residential Acquisition GP, LLC	Florida
RH Insurance Company, Inc.	Hawaii
Riverwalk at Lago Mar, LLC	Florida
RRE Holdings, LLC	Delaware
Ryland Communities, Inc.	Florida
Ryland Homes Nevada, LLC	Delaware	Ryland Homes, CalAtlantic Homes
Ryland Homes of California, Inc.	Delaware	Ryland Homes, CalAtlantic Homes
Ryland Homes of Florida Realty Corporation	Florida
Ryland Insurance Services	California
Ryland Mortgage Company	Ohio
Ryland Organization Company	California
Ryland Title, LLC	Georgia
S.P.S. Affiliates, Inc.	California
SP Miramar, LLC	Florida
SP Talega, LLC	Delaware
SPH Title SE, Inc.	Delaware
SPH Title, Inc.	Delaware
SPIC CPCO, Inc.	Delaware
SPIC CPDB, Inc.	Delaware
SPIC CPRB, Inc.	Delaware
SPIC Del Sur, LLC	Delaware
SPIC Dublin, LLC	Delaware
SPIC NC Fremont, LLC	Delaware
SPM Affiliates, Inc.	Delaware
SPSH Acquisition, Inc.	Delaware	Streetman Homes
Standard Pacific 1, Inc.	Delaware
Standard Pacific Investment Corp.	Delaware
Standard Pacific Mortgage, Inc.	Delaware
Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of Florida GP, Inc.	Delaware	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of Florida, general partnership	Florida	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of Las Vegas, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Orange County, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of South Florida GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of South Florida, general partnership	Florida	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of Tampa GP, Inc.	Delaware	Standard Pacific Homes
Standard Pacific of Tampa, general partnership	Florida	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of the Carolinas, LLC	Delaware	Standard Pacific Homes, CalAtlantic Homes
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Walnut Hills, Inc.	Delaware
Streetman Homes Corp.	Delaware	Streetman Homes
T2 Construction, LLC	Delaware
T3 Homes, LLC	Delaware	New Village Custom Homes
Talega Associates, LLC	Delaware
Talega Constructors, LP	California
Terra/Winding Creek, LLC	Texas
The Regency Organization, Inc.	Florida
The Ryland Corporation	California
Vineyard Utility, LLC	Maryland
Westfield Homes USA, Inc.	Delaware
Wolf Creek Development, LLC	California